                                                                   Exhibit 99.1

3rd Quarter Report                                                           UB


[Photo]


Union Bankshares, Inc.
---------------------------------
Amex: UNB      September 30, 2007

3rd Quarter Report - September 30, 2007                  Union Bankshares, Inc.
-------------------------------------------------------------------------------

Consolidated Balance Sheets (unaudited)

ASSETS                                          September 30, 2007    September 30, 2006
Cash and Due from Banks                               $ 12,061,640          $ 10,345,013
Federal Funds Sold & Overnight Deposits                  9,150,708             5,304,468
Interst Bearing Deposits in Banks                       10,633,643             6,106,754
Investment Securities Available-for-Sale                34,269,943            22,322,949
Loans Held for Sale                                      4,219,671             2,422,990
Loans, net                                             311,263,122           315,465,257
Reserve for Loan Losses                                 (3,396,409)           (3,323,919)
Premises and Equipment, net                              6,293,242             5,994,080
Other Real Estate Owned                                    449,174               177,080
Accrued Interest & Other Assets                         12,546,016            10,224,654
                                                      ------------          ------------
    Total Assets                                      $397,490,750          $375,039,326
                                                      ============          ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest Bearing Deposits                          $ 54,889,483          $ 50,491,633
Interest Bearing Deposits                              278,532,422           258,440,277
Borrowed Funds                                          14,617,886            19,075,374
Accrued Interest & Other Liabilities                     7,530,214             4,396,510
Common Stock                                             9,837,222             9,837,222
Paid-in Capital                                            156,940               147,626
Retained Earnings                                       35,542,670            34,887,454
Accumulated Other Comprehensive Loss                      (976,999)             (157,755)
Treasury Stock at Cost                                  (2,639,088)           (2,079,015)
                                                      ------------          ------------
    Total Liabilities and Shareholders' Equity        $397,490,750          $375,039,326
                                                      ============          ============

Consolidated Statements of Income (unaudited)

                                        9/30/2007     9/30/2006      9/30/2007       9/30/2006
                                           (3 months ended)              (9 months ended)

Interest Income                        $6,734,154    $6,534,645    $19,597,912     $18,705,595
Interest Expense                        2,123,385     1,819,540      6,157,003       4,876,377
                                       ----------    ----------    -----------     -----------
  Net Interest Income                   4,610,769     4,715,105     13,440,909      13,829,218
  Provision for Loan Losses               190,000             0        235,000         150,000
                                       ----------    ----------    -----------     -----------
    Net Interest Income after
     Provision for Loan Losses          4,420,769     4,715,105     13,205,909      13,679,218

Trust Income                               93,633        74,732        260,658         219,306
Noninterest Income                        988,786       918,674      2,892,057       2,723,473
Noninterest Expenses:
  Salaries & Wages                      1,564,648     1,536,075      4,691,619       4,541,153
  Pension & Employee Benefits             540,866       540,508      1,721,223       1,669,674
  Occupancy Expense, net                  185,237       184,856        619,742         585,335
  Equipment Expense                       277,671       268,130        821,130         785,703
  Other Expenses                        1,003,662       893,926      2,940,631       2,689,533
                                       ----------    ----------    -----------     -----------
         Total                          3,572,084     3,423,495     10,794,345      10,271,398
                                       ----------    ----------    -----------     -----------
Income before Taxes                     1,931,104     2,285,016      5,564,279       6,350,599
Income Tax Expense                        508,679       623,049      1,421,339       1,681,444
                                       ----------    ----------    -----------     -----------
Net Income                             $1,422,425    $1,661,967    $ 4,142,940     $ 4,669,155
                                       ==========    ==========    ===========     ===========

Earnings per Share                          $0.32         $0.37          $0.92           $1.03
Book Value per Share                                                     $9.29           $9.39


Standby letters of credit were $963,000 and $2,014,000 at September 30, 2007 and 2006, respectively.

-------------------------------------------------------------------------------

Directors UNION BANKSHARES, INC.
Richard C. Sargent, Chairman            Franklin G. Hovey II
Cynthia D. Borck                        Richard C. Marron
Steven J. Bourgeois                     Robert P. Rollins
Kenneth D. Gibbons                      John H. Steel

Directors UNION BANK
Richard C. Sargent, Chairman            Franklin G. Hovey II
Cynthia D. Borck                        Richard C. Marron
Steven J. Bourgeois                     Robert P. Rollins
Kenneth D. Gibbons                      John H. Steel
                                        Schuyler W. Sweet
Officers UNION BANKSHARES, INC.
Richard C. Sargent                      Chairman
Cynthia D. Borck                        Vice President
Kenneth D. Gibbons                      President & CEO
Marsha A. Mongeon                       Vice President/Treasurer
Robert P. Rollins                       Secretary
JoAnn A. Tallman                        Assistant Secretary

Regional Advisory Board Members

Judy F. Aydelott - Littleton            Stanley T. Fillion - Littleton
Cynthia D. Borck - St. Johnsbury        Kenneth D. Gibbons - All
Steven J. Bourgeois - St. Albans        Franklin G. Hovey II - St. Johnsbury
J.R. Alexis Clouatre - St. Johnsbury    Samuel H. Ruggiano - St. Albans
Coleen K. Condon - St. Albans           Schuyler W. Sweet - Littleton
Dwight A. Davis - St. Johnsbury         Norrine A. Williams - Littleton
Kirk Dwyer - St. Johnsbury

Officers UNION BANK

Rhonda L. Bennett          Vice President                  Morrisville
John T. Booth, Jr.         Finance Officer                 Morrisville
Cynthia D. Borck           Executive Vice President        Morrisville
Stacey L.B. Chase          Assistant Treasurer             Morrisville
Jeffrey G. Coslett         Vice President                  Morrisville
Michael C. Curtis          Vice President                  St. Albans
Peter J. Eley              Senior Vice President           Morrisville
Fern C. Farmer             Assistant Vice President        Morrisville
Kenneth D. Gibbons         President & CEO                 Morrisville
Don D. Goodhue             Information Systems Officer     Morrisville
Lorraine M. Gordon         Assistant Vice President        Morrisville
Melissa A. Greene          Assistant Treasurer             Hardwick
Karyn J. Hale              Assistant Treasurer             Morrisville
Claire A. Hindes           Assistant Vice President        Morrisville
Patricia N. Hogan          Vice President                  Morrisville
Tracey D. Holbrook         Regional Vice President         St. Johnsbury
Lynne P. Jewett            Assistant Treasurer             Morrisville
Peter R. Jones             Vice President                  Morrisville
Stephen H. Kendall         Vice President                  Morrisville
Susan O. Laferriere        Vice President                  St. Johnsbury

Officers UNION BANK (continued)

Dennis J. Lamothe          Vice President                  St. Johnsbury
Susan F. Lassiter          Vice President                  Jeffersonville
Robyn A. Masi              Assistant Vice President        Stowe
Robert L. Miller           Trust Officer                   St. Johnsbury
Marsha A. Mongeon          Senior Vice President & CFO     Morrisville
Mildred R. Nelson          Vice President                  Littleton
Karen Carlson Noyes        Assistant Vice President        Morrisville
Barbara A. Olden           Vice President                  St. Johnsbury Ctr.
Deborah J. Partlow         Trust Officer                   Morrisville
Bradley S. Prior           Assistant Treasurer             Morrisville
Colleen D. Putvain         Assistant Treasurer             Morrisville
Craig S. Provost           Assistant Vice President        Stowe
Suzanne L. Roberts         Vice President                  Lyndonville
Robert P. Rollins          Secretary                       Morrisville
Ruth P. Schwartz           Vice President                  Morrisville
David S. Silverman         Senior Vice President           Morrisville
Curt Swan                  Assistant Vice President        Fairfax
JoAnn A. Tallman           Assistant Secretary             Morrisville
Alycia R. Vosinek          Commercial Loan Officer         Littleton
Francis E. Welch           Assistant Vice President        Morrisville

                        For more Company information, please visit Union Bank's
                                              web pages at www.unionbankvt.com.

Union Bankshares, Inc.
-------------------------------------------------------------------------------


Dear Shareholder:                                              October 25, 2007



Foliage has just passed its peak and we have experienced unusually warm and dry weather during September and into October. Early reports from the tourism sector is business has been good. Let's hope the winter brings us adequate snow so this trend will continue!

Financial results through the third quarter are mixed. While deposits have increased 8%, loan volume is down slightly and earnings have declined 11.3% year to date from third quarter last year. There are three main reasons for this decline.

Interest expense, predominantly interest paid on deposit accounts, has increased $1.3 million or 26.3%, while interest income has increased 4.8%. This narrows our net interest "spread," which reduced net interest income by $388,000.

While non-performing loans outstanding are currently less than our "norm," the provision for loan losses has been increased $85,000 to cover anticipated losses due to a few troubled loan relationships. As part of our collection efforts, we have experienced an increase in Other Real Estate Owned (OREO) expenses of $123,000. Currently, we hold three properties in OREO, all of which should be sold or under contract by year end. Although this year has produced a few surprises for us, the quality of the loan portfolio is strong and we continue to actively monitor any troubled relationships.

"Sub prime lending" issues continue to make news. While we and the vast majority of Vermont banks did not grant these types of loans, it appears on a national level some mortgage brokers and some large financial conglomerates did. Although their activities created a so-called credit crunch in some markets, we continue to have good liquidity and funds readily available to qualified borrowers.

This year we are implementing the final phase of the Sarbanes-Oxley Act (SOX), section 404 compliance. If you will recall, Sarbanes-Oxley legislation was enacted due in part to the Enron problem. Putting it simplistically, this regulation requires us to annually verify every internal accounting function and system to ensure the integrity of the information produced and our reliance on it. The CEO and CFO must then attest quarterly to the accuracy of the data. In future years, our external auditors must attest to the process we utilized to reach the point of our attestation. We estimate the cost of compliance with section 404 of SOX will be between $150,000 and $200,000 this year.

In a somewhat related matter, the Securities and Exchange Commission (SEC) has put in place substantial additional requirements of companies which serve as transfer agents such as Union Bank, which is the transfer agent for Union Bankshares, Inc. Because of these additional requirements, the Board of Directors has selected Registrar and Transfer Company to begin serving as the transfer agent for the Union Bankshares' common stock in late 2007. Please see the enclosed letter which provides you with more information regarding the upcoming changes and the reasons behind this decision.

Enclosed is your dividend check or advice of deposit, representing a dividend of $.28 to shareholders of record on October 22, 2007. If you would like to have your dividends deposited directly into an account with us, or another financial institution, and have not already signed up, please contact JoAnn Tallman at (802) 888-6600 to receive an authorization form.

Sincerely,


/s/ Richard C. Sargent                  /s/ Kenneth D. Gibbons
    Richard C. Sargent                      Kenneth D. Gibbons
    Chairman                                President & CEO

Union Bankshares, Inc.
-------------------------------------------------------------------------------
Shareholder Assistance
and Investor Information

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact us at the address and phone number listed below:


Corporate Name:       Union Bankshares, Inc.

Transfer Agent:       Union Bank
                      P.O. Box 667
                      Morrisville, VT 05661-0667

Phone:                802.888.6600

Fax:                  802.888.4921

E-mail:               ubexec@unionbankvt.com

American Stock Exchange
Ticker Symbol:        UNB


Union Bank Offices

Fairfax                       Littleton, NH                 St. Albans Loan Ctr
Jct. Rtes. 104 & 128*         263 Dells Road*               120 North Main St.
802.849.2600                  603.444.7136                  802.524.9000

Hardwick                      Lyndonville                   St. Johnsbury
103 VT Rte. 15*               183 Depot St.*                364 Railroad St.*
802.472.8100                  802.626.3100                  802.748.3131

Hyde Park                     Morrisville                   St. Johnsbury
250 Main St.*                 20 Lower Main St.*            325 Portland St.*
802.888.6880                  802.888.6600                  802.748.3121

Jeffersonville                65 Northgate Plaza*           St. Johnsbury Ctr.
44 Main St.*                  Route 100                     Green Mtn. Mall*
802.644.6600                  802.888.6860                  1998 Memorial Dr.
                                                            802.748.2454
Johnson                       Stowe
198 Lower Main St.*           47 Park St.*                  *ATMs at
802.635.6600                  802.253.6600                  these branches